Exhibit 99.1

Rural Cellular Corporation
Announces
Second Quarter 2003 Financial Results

For Immediate Release

August 4, 2003–– ALEXANDRIA, Minn. –– Rural Cellular Corporation (“RCC” or “the Company”) (OTCBB: RCCC) announces today financial, customer results for the second quarter of 2003.

Second Quarter 2003 Highlights:

•	Net income of $382,000 as compared to a net loss of $3.6 million in the second quarter of 2002.

•	Operating income increased 8% to $41.2 million as compared to the second quarter of 2002.

•	EBITDA increased to $60.9 million (see reconciliation of non-GAAP financial measures to comparable GAAP financial measures)

•	Service revenue grew 13% to $90.9 million compared to the second quarter of 2002.

•	Roaming revenue remained strong at $31.8 million as compared to the second quarter of 2002.

•	LSR increased to $44 as compared to $41 in the second quarter of 2002.

•	Total customer net growth was 10,309, including wholesale.

Richard P. Ekstrand, President and Chief Executive Officer, commented: “This quarter’s strong service revenue together with our solid operating performance resulted in another overall good quarter and positive net income.”

EBITDA

(see reconciliation of Non-GAAP financial measures to comparable GAAP measures)

During the second quarter of 2003, EBITDA increased to $60.9 million as compared to $58.7 million during the second quarter of 2002. Affecting year-over-year EBITDA comparability was RCC’s emphasis in 2002 on a phone rental program under which it capitalized $6.4 million in fixed assets. In 2003, RCC did not use this marketing approach.

Eligible Telecommunications Carrier status

Under current federal regulations, with Eligible Telecommunications Carrier, or “ETC,” certification, the Company is eligible for federal Universal Service Fund, or “USF,” support for serving low-income customers and customers in geographic areas in which telephone services would otherwise be too costly to provide. RCC recognized $2.5 million in ETC support payments from the states of Alabama, Mississippi, and Washington during the second quarter of 2003. The Company has recently received ETC certification in Vermont and Maine and is anticipating certification in Minnesota. RCC has filed applications for ETC designation in Kansas, New Hampshire, and Oregon.

Customer growth

During the second quarter of 2003, total customers, including wholesale, increased by 10,309 and totaled 739,015 at the end of the quarter. During the second quarter of 2003, postpaid retention was 98.4%, reflecting postpaid net customer additions of 7,970. In addition, wholesale customers increased by 3,301 and prepaid customers decreased by 962. Wireless Alliance accounted for 16,842 customers.

Future capital expenditures and network construction

Including the cost of the Company’s planned technology overlays, total capital expenditures for 2003 through 2005 are expected to range from $190 to $230 million. RCC anticipates funding these capital expenditures by using its existing cash on hand, potential borrowing under its credit facility, and internally generated cash flows.

Teleconference

On August 5, 2003 at 8:00 AM CST, a teleconference will be held to discuss RCC’s 2003 second quarter performance and other financial matters. To participate in the call, please dial (800) 619-6567, give the operator your name, and identify Richard Ekstrand as the call leader and RCCC as the pass code. To access a replay of this call through August 11, 2003, dial (800) 756-1515. An audio replay of the teleconference can also be accessed by logging onto the Company’s website at www.RCCwireless.com. To access the audio stream, click on the Investor Relations section.

Rural Cellular Corporation, based in Alexandria, Minnesota, provides wireless communication services to Midwest, Northeast, South and Northwest markets located in 14 states.

Forward-looking statements

Statements about RCC’s future prospects are forward-looking and therefore, involve certain risks and uncertainties, including but not limited to: competitive considerations, success of customer enrollment and retention initiatives, the ability to increase wireless usage and reduce customer acquisition costs, the ability to deploy new network technology on a timely basis, the ability to service debt, and other factors discussed from time to time in RCC’s Report on Form 10-K for the year ended December 31, 2002 and other filings with the Securities and Exchange Commission.

Contact:	Chris Boraas, Investor Relations Director – Equity (320) 808-2451 Suzanne Allen, Treasurer – Preferred Securities and Debt (320) 808-2156 World Wide Web address: http://www.rccwireless.com

# # #

Reconciliation of Non-GAAP financial measures to comparable GAAP measures

Certain information included in this press release contains non-GAAP financial measures as defined by Securities and Exchange Commission (SEC) Regulation G. As required by Regulation G, RCC is providing the following reconciliation of these measures to the most directly comparable GAAP measures.

EBITDA is not intended to represent alternatives to net income or cash flows from operating, financing or investing activities (as determined in accordance with generally accepted accounting principles) as a measure of performance, and are not representative of funds available for discretionary use due to RCC’s financing obligations. EBITDA, as defined by RCC, may not be calculated in the same manner by other companies referencing similar reporting measures. Management believes that EBITDA provides an important perspective on the Company’s operating results and the Company’s abilities to service its long-term obligations, to fund continuing growth, and to continue as a going concern.

	Three months ended		Six months ended
(in thousands)	June 30,		June 30,
	2003	2002	2003	2002

EBITDA	$60,943	$58,711	$112,086	$109,112
Depreciation and amortization	(19,711)	(20,533)	(39,753)	(39,509)
Interest expense	(25,235)	(26,818)	(50,622)	(59,085)
Other	994	(57)	988	78

Net income (loss)	$16,991	$11,303	$22,699	$10,596

Consolidated Operating Data:	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30,		June 30,
	2003	2002	2003	2002

Penetration (1) (2)	11.4%	11.1%	11.4%	11.1%
Retention (3)	98.4%	98.5%	98.3%	98.3%
Average monthly revenue per customer (4)	$60	$60	$58	$57
Average monthly revenue per customer, less incollect cost(4)	$54	$53	$52	$50
Local service revenue per customer (5)	$44	$41	$42	$40
Acquisition cost per customer (6)	$426	$343	$420	$331
Acquisition cost per customer (excluding phone service depreciation) (6)	$378	$262	$370	$258
Voice customers at period end Postpaid			651,737	622,059
Prepaid			27,280	34,612
Wholesale			59,998	42,252

Total customers			739,015	698,923
Direct Marketed POPs (1) RCC Cellular			5,208,000	5,161,000
Wireless Alliance			754,000	732,000

Total POPs			5,962,000	5,893,000

(1)	Reflects 2000 U.S. Census Bureau data updated for December 2002.

(2)	Represents the ratio of wireless voice customers, excluding wholesale customers, at the end of the period to population served (“POPs”).

(3)	Determined for each period by dividing total postpaid wireless voice customers discontinuing service during such period by the average postpaid wireless voice customers for such period (customers at the beginning of the period plus customers at the end of the period, divided by two), dividing that result by the number of months in the period, and subtracting such result from one.

(4)	Determined for each period by dividing service revenue (not including pass through regulatory fees) and roaming revenue by the monthly average postpaid customers for such period.

(5)	Determined for each period by dividing service revenue (not including pass through regulatory fees) by the monthly average postpaid customers for such period.

(6)	Determined for each period by dividing selling and marketing expenses, net costs of equipment sales, and depreciation of rental telephone equipment by the gross postpaid wireless voice customers added during such period.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands)
ASSETS

	As of

	June 30,	December 31,
	2003	2002

	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$147,033	$53,788
Accounts receivable, less allowance for doubtful accounts of $3,209 and $3,096	56,060	46,442
Inventories	5,214	6,624
Other current assets	5,248	3,217

Total current assets	213,555	110,071

PROPERTY AND EQUIPMENT, less accumulated depreciation of $190,949 and $172,629	230,583	240,536

LICENSES AND OTHER ASSETS:
Licenses, net	618,576	618,576
Goodwill, net	369,829	369,829
Customer lists, net	82,473	92,748
Deferred debt issuance costs, less accumulated amortization of $13,527 and $11,427	24,034	25,176
Other assets, less accumulated amortization of $1,574 and $1,432	6,032	6,042

Total licenses and other assets	1,100,944	1,112,371

	$1,545,082	$1,462,978

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30,	December 31,

	2003	2002

	(Unaudited)
CURRENT LIABILITIES:
Accounts payable	$37,012	$41,633
Current portion of long-term debt	52,440	79,047
Advance billings and customer deposits	10,888	10,447
Accrued interest	18,035	18,476
Dividends payable	3,171	6,412
Other accrued expenses	9,022	9,552

Total current liabilities	130,568	165,567
LONG-TERM LIABILITIES	1,296,551	1,211,026

Total liabilities	1,427,119	1,376,593

REDEEMABLE PREFERRED STOCK	605,343	569,500
SHAREHOLDERS’ DEFICIT:
Class A common stock; $.01 par value; 200,000 shares authorized, 11,455 and 11,229 issued	115	112
Class B common stock; $.01 par value; 10,000 shares authorized, 613 and 693 issued	6	7
Additional paid-in capital	192,407	192,294
Accumulated deficit	(679,591)	(669,508)
Accumulated other comprehensive loss	(317)	(6,020)

Total shareholders’ deficit	(487,380)	(483,115)

	$1,545,082	$1,462,978

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2003	2002	2003	2002

REVENUES:
Service	$90,904	$80,473	$171,827	$155,970
Roaming	31,789	33,855	60,851	60,017
Equipment	4,427	4,564	8,303	7,843

Total revenues	127,120	118,892	240,981	223,830

OPERATING EXPENSES:
Network costs, excluding depreciation and amortization	24,589	25,909	48,804	48,898
Cost of equipment sales	8,724	4,520	17,124	7,971
Selling, general and administrative	32,864	29,752	62,967	57,849
Depreciation and amortization	19,711	20,533	39,753	39,509

Total operating expenses	85,888	80,714	168,648	154,227

OPERATING INCOME	41,232	38,178	72,333	69,603

OTHER INCOME (EXPENSE):
Interest expense, net	(25,235)	(26,818)	(50,622)	(59,085)
Other	994	(57)	988	78

Other expense, net	(24,241)	(26,875)	(49,634)	(59,007)

INCOME BEFORE CUMULATIVE EFFECT ADJUSTMENT	16,991	11,303	22,699	10,596
CUMULATIVE EFFECT ADJUSTMENT	—	—	—	(417,064)

NET INCOME (LOSS)	16,991	11,303	22,699	(406,468)

PREFERRED STOCK DIVIDEND	(16,609)	(14,932)	(32,782)	(29,473)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$382	$(3,629)	$(10,083)	$(435,941)

NET INCOME (LOSS) AVAILABLE TO COMMON SHARES:
Net income (loss) per share applicable to common shares before cumulative effect adjustment	$0.03	$(0.30)	$(0.84)	$(1.59)
Cumulative effect adjustment	—	—	—	(34.99)

Net income (loss) per basic and diluted share	$0.03	$(0.30)	$(0.84)	$(36.58)

WEIGHTED AVERAGE SHARES USED TO COMPUTE INCOME (LOSS) PER SHARE:
Basic	12,068	11,921	12,050	11,919
Diluted	12,123	11,921	12,050	11,919

RURAL CELLULAR CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six months ended June 30,

	2003	2002

OPERATING ACTIVITIES:
Net income (loss)	$22,699	$(406,468)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	39,753	39,509
Loss on extinguishment of debt	—	3,319
Mark-to-market adjustments – financial instruments	3,736	9,117
Cumulative effect adjustment	—	417,064
Other	1,425	1,580
Change in other operating elements:
Accounts receivable	(9,618)	(5,801)
Inventories	1,410	2,251
Other current assets	(2,031)	(675)
Accounts payable	(4,621)	(4,558)
Advance billings and customer deposits	441	1,794
Other accrued expenses	(971)	7,034

Net cash provided by operating activities	52,223	64,166

INVESTING ACTIVITIES:
Purchases of property and equipment	(19,757)	(25,630)
Proceeds from sale of REC/RTB stock	—	650
Proceeds from sale of property and equipment	195	—
Other	4	51

Net cash used in investing activities	(19,558)	(24,929)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock related to employee stock purchase plan and stock options	113	330
Proceeds from issuance of long-term debt	120,000	342,550
Repayments of long-term debt	(23,486)	(360,208)
Payments of debt issuance costs	(1,071)	(10,244)
Repayment of swaption	(34,184)	—
Other	(792)	(101)

Net cash provided by (used in) financing activities	60,580	(27,673)

NET INCREASE IN CASH AND CASH EQUIVALENTS	93,245	11,564
CASH AND CASH EQUIVALENTS, at beginning of period	53,788	1,995

CASH AND CASH EQUIVALENTS, at end of period	$147,033	$13,559